Exhibit 99.3




                               Ford Motor Company

                   2002 NORTH AMERICAN AND OVERSEAS PRODUCTION
                   -------------------------------------------

                                                     2002 Actual          2002 Planned
                                             ---------------------------  ------------
                                              First     Second   Third       Fourth
                                             Quarter    Quarter  Quarter     Quarter
                                             -------    -------  -------  ------------
                                               (000)      (000)    (000)      (000)

North American Production and Imports*

Car                                              392        426      316        310

Truck                                            660        749      635        655
                                             -------    -------  -------    -------
   North American Production                   1,052      1,175      951        965

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         73       80         76
                                             -------    -------  -------    -------

   Total North America (Incl. Imports)         1,115      1,248    1,031      1,041

Overseas Vehicle Production                      612        666      593        716
                                             -------    -------  -------    -------

Ford Worldwide                                 1,727      1,914    1,624      1,757
                                             =======    =======  =======    =======

Over/(Under) Prior
------------------
   North America
                  Units:
                  - Forecast                       0          0        0         10
                  - Quarter                       21        133    (217)         10
                  - Year                        (13)         47      163       (53)

                  Percentage:
                  - Forecast                      0%         0%       1%         1%
                  - Quarter                       2%        12%    (17)%         1%
                  - Year                        (1)%         4%      19%       (5)%

   Overseas
                  Units:
                  - Forecast                      0           0     (39)          0
                  - Quarter                     (57)         54     (73)        123
                  - Year                        (87)       (50)      13          47

                  Percentage:
                  - Forecast                      0%         0%     (6)%          0%
                  - Quarter                     (9)%         9%    (11)%         21%
                  - Year                       (12)%       (7)%       2%          7%

   Worldwide
                  Units:
                  - Forecast                      0          0      (30)         10
                  - Quarter                     (36)        187    (290)        133
                  - Year                       (100)        (3)     176          (6)

                  Percentage:
                  - Forecast                      0%         0%     (2)%        1%
                  - Quarter                     (2)%        11%    (15)%        8%
                  - Year                        (5)%       (0)%      12%      (0)%

- - -
*Includes units produced for other manufacturers (e.g. Mazda and Nissan)

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                                                             Investor Relations
                                                                       10/16/02